Exhibit 4.12

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of March 8, 2022, is made and entered into by and among Lilium N.V., a Netherlands public limited liability company (the “Company”) and Azul Linhas Aéreas Brasileiras S.A. (“Azul”). Azul and any Person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2(c)  and Section 5.11 of this Agreement, shall be collectively referred to as the “Holders” and each, a “Holder”.

RECITALS

WHEREAS, the Company and Azul entered into that certain warrant agreement, dated as of October 22, 2021 (the “Warrant Agreement”), pursuant to which the Company issued warrants to purchase 1,800,000 ordinary shares A, nominal value €0.12 per share of the Company (“Ordinary Shares A”) at an exercise price of €0.12 per share (such exercise price subject to adjustment in accordance with the provisions of the Warrant Agreement), to Azul on a fully vested basis (such warrants, the “Issued Warrants” and such Ordinary Shares A underlying the Warrants (as defined below), the “Ordinary Shares”);

WHEREAS, the parties may execute additional definitive agreements concerning the parties’ strategic collaboration, whereby the Company may issue to Azul warrants to purchase up to an additional 6,200,000 Ordinary Shares A (such warrants, the “Future Warrants”); and

WHEREAS, the Warrant Agreement contemplated entering into a registration rights agreement with respect to the Ordinary Shares underlying the Warrants.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.Definitions. The terms defined in this ARTICLE I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Azul” shall have the meaning given in the Preamble hereto and includes Azul’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Chief Financial Officer of the Company, after consultation with counsel to the Company, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, (c) the Company has a bona fide business purpose for not making such information public, and (d) such disclosure (i) would be reasonably likely to have an adverse impact on the Company, (ii) could reasonably be expected to have a material adverse effect on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction or (iii) relates to information the accuracy of which has yet to be determined by the Company or which is the subject of an ongoing investigation or inquiry; provided that the Company takes all reasonable action as necessary to promptly make such determination and conclude such investigation or inquiry.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning give in Section 2.2(a).

“Board” shall mean the Board of Directors of the Company.

“Commission” shall mean the Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Control” shall mean, in relation to any Person, (a) direct, indirect or beneficial ownership of the majority of the voting rights and/or capital interests in such Person, (b) the power, directly or indirectly, to designate, nominate or remove more than half of the members of the board of directors, management board, supervisory board or similar corporate body of such Person, and/or (c) the power, directly or indirectly, whether by contract or otherwise, to direct or cause the direction of the management, the affairs, the policies or investment decisions of such Person and the terms “Controlled” and “Controlling” have meanings correlative thereto.

“EDGAR” shall have the meaning given in Section 3.1(c).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Filing Date” shall have the meaning given in Section 2.1(a)

“Form F-1 Shelf” shall have the meaning given in Section 2.1(a).

“Form F-3 Shelf” shall have the meaning given in Section 2.1(a).

“Future Warrants” shall have the meaning given in the Recitals hereto.

“Holder” and “Holders” shall have the meaning given in the Preamble hereto, for so long as such Person or entity holds any Registrable Securities.

“Holder Information” shall have the meaning given in Section 4.1(b).

“Issued Warrants” shall have the meaning given in the Recitals hereto.

“Joinder” shall have the meaning given in Section 5.11.

“Legacy Agreement” means that certain amended and restated registration rights agreement dated as of September 13, 2021 between the Company and the Legacy Holders.

“Legacy Holder” means Qell Partners LLC, certain other stockholders of the Company that are party to the Legacy Agreement, and any other stockholders of the Company that are or become party to the Legacy Agreement (including, in each case, their permitted transferees pursuant to the Legacy Agreement).

“Legacy Holder Piggyback Shares” means, in connection with a specific Registration or registered offering, the Ordinary Shares A or other equity securities, if any, held by the Legacy Holders that have the benefit of registration rights pursuant to the Legacy Agreement and that the Legacy Holders desire to sell pursuant to the exercise of registration rights under the Legacy Agreement.

“Maximum Number of Securities” shall have the meaning given in Section 2.1(d).

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1(c).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Ordinary Shares” shall have the meaning given in the Recitals hereto.

“Ordinary Shares A” shall have the meaning given in the Recitals hereto.

“Other Coordinated Offering” shall have the meaning given in Section 2.2(a).

“Permitted Transferees” shall mean (a) any direct or indirect subsidiary of Azul, (b) any Person that owns or controls, directly or indirectly, all or substantially all of the share capital of Azul, or (c) any Person established or existing for the purpose of any solvent reconstruction, reorganization or restructuring of substantially all of the business of Azul or any entity referred to in (a) to (b) above.

“Person” shall mean an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, investment fund, foundation or other similar entity, whether or not a legal entity.

“Piggyback Registration” shall have the meaning given in Section 2.2(a).

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean any outstanding Ordinary Shares A issued upon the exercise of the Warrants; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, Transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (b) (i) such securities shall have been otherwise Transferred (other than to a Permitted Transferee), (ii) new certificates for such Transferred securities not bearing (or book entry positions not subject to) a legend restricting further Transfer shall have been delivered by the Company and (iii) subsequent public distribution of such Transferred securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale or current public information requirements); (e) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145 promulgated under the Securities Act or any successor rules promulgated under the Securities Act and (f) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Ordinary Shares A are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(F) in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel  selected by the Holders (not to exceed $50,000 without the consent of the Company).

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Related Proceeding” shall have the meaning given in Section 5.6.

“Requesting Holders” shall have the meaning given in Section 2.1(d).

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf, the Form F-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed Transfer or sale using a Registration Statement, including a Piggyback Registration.

“Specified Number” shall mean two (2) or, if any tranche of Future Warrants has vested (in any amount) in accordance with the terms of the Future Warrants (a “Future Vesting”), three (3).

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1(b).

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b). The term “Transferred” shall have a correlative meaning.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1(c).

“Warrant Agreement” shall have the meaning given in the Recitals hereto.

“Warrants” shall mean the Issued Warrants and Future Warrants collectively.

“Withdrawal Notice” shall have the meaning given in Section 2.1(e).

ARTICLE II

REGISTRATIONS AND OFFERINGS

Section 2.1.Shelf Registration.

(a)Filing.

(i)Within forty-five (45) calendar days following the date of the Warrant Agreement, the Company shall use its commercially reasonable efforts to file with the Commission a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) or Form F-3 (the “Form F-3 Shelf”), if the Company is then eligible to use a Form F-3 Shelf, and to have the Registration Statement declared effective prior to the twelve (12) month anniversary of the Warrant Agreement (the “Effectiveness Deadline”); provided, however, that if such Effectiveness Deadlines falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadlines shall be extended to the business day on which the Commission is open for business. It is acknowledged by Azul that the foregoing obligation of the Company was satisfied by the filing by the Company with the Commission of a registration statement on Form F-1 (File No.: 333-259889) which became effective on October 27, 2021, with the Prospectus related thereto being dated October 27, 2021, as supplemented by a prospectus supplement no. 1 dated November 15, 2021.

(ii)Within forty-five (45) calendar days following the date that any Future Warrants are issued to Azul or its affiliates (the “Filing Date”), the Company shall use its commercially reasonable efforts to either (at the Company’s option) (1) file with the Commission a Form F-1 Shelf or Form F-3 Shelf, if the Company is then eligible to use a Form F-3 Shelf, in each case, covering the resale of all the Registrable Securities relating to such Future Warrants, and to cause the Registration Statement to be declared effective as soon as practicable after such filing, or (2) cause the resale of all the Registrable Securities relating to such Future Warrants to be covered by any then-available Shelf (including by means of a post-effective amendment) and to cause the same to be declared effective as soon as practicable after such filing; provided, however, that the Filing Date may be extended by the Company as long as reasonably necessary in order for the Company to prepare the financial statements required to be filed in connection with such filing of a Form F-1 Shelf or Form F-3 Shelf; provided, further, that such extension shall not exceed sixty (60) calendar days unless the required financial statements are unavailable to the Company for reasons beyond the Company’s control.

(iii)Each such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form F-1 Shelf pursuant to either Section 2.1(a)(i) or Section 2.1(a)(ii), the Company shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use a Form F-3 Shelf. The Company’s obligation under this Section 2.1(a), shall, for the avoidance of doubt, be subject to Section 3.4.

(b)Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer at the time of filing (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form F-3 to the extent that the Company is eligible to use such form at the time of filing. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1(b), shall, for the avoidance of doubt, be subject to Section 3.4.

(c)Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, any Holder (in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price of at least $25 million in the aggregate (the “Minimum Takedown Threshold”); provided further that no Holder may request an Underwritten Shelf Takedown until such time that the Issued Warrants are no longer subject to any contractual lock-up restrictions; and provided further that the Minimum Takedown Threshold shall not apply with respect to the proposed sale of all of the Registrable Securities held by all of the Holders. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to ARTICLE II, a majority-in-interest of the Demanding Holders shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holders may not demand more than two (2) Underwritten Shelf Takedowns in any twelve (12)-month period pursuant to this Section 2.1(c). The Holders may not demand more than the Specified Number of Underwritten Shelf Takedowns in total pursuant to this Section 2.1(c). For the avoidance of doubt, any or all of the applicable Specified Number of Underwritten Shelf Takedowns can be used before or after a Future Vesting and any Underwritten Shelf Takedown can be used with respect to any Registrable Securities. Notwithstanding anything to the contrary in this Agreement, the Company may affect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

(d)Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders, the Holders requesting piggy back rights pursuant to this Agreement and the demanding holders under any other written contractual registration rights with the Company with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holder and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares A or other equity securities that the Company desires to sell and all other Ordinary Shares A or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders of the Company, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any Ordinary Shares A or other equity securities proposed to be sold by the Company or by other holders of Ordinary Shares A or other equity securities, the Registrable Securities of (i) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf Takedown), (ii) second, to the extent that the Maximum Number of Securities have not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

(e)Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the relevant Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1(c), unless such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that the Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the relevant Holders elect to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Holders, as applicable, for purposes of Section 2.1(c). Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1(e), other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1(e).

Section 2.2.Piggyback Registration.

(a)Piggyback Rights. Subject to ARTICLE II, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan, or (v) an offering commonly known as a “block trade” (a “Block Trade”) or an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal  (an “Other Coordinated Offering”) (which shall be subject to ARTICLE II), then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Except with respect to an Underwritten Shelf Takedown under Section 2.1(c), the rights provided under this Section 2.2(a) shall not be available to any Holder at such time as there is an effective Shelf available for the resale of the Registrable Securities pursuant to Section 2.1. Subject to Section 2.2(b), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2(a) to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

(b)Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of Ordinary Shares A or other equity securities that the Company desires to sell, taken together with (i) Ordinary Shares A or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) Ordinary Shares A or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(i)if the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering  (A) first, Ordinary Shares A or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the registrable securities of  the Legacy Holders exercising their rights to register the Legacy Holder Piggyback Shares; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (B), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a), pro rata, based on the respective number of Registrable Securities a that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares A or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons or entities other than those described in the foregoing clauses (B) and (C), which can be sold without exceeding the Maximum Number of Securities;

(ii)if the Registration or registered offering is pursuant to a demand by Persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the Ordinary Shares A or other equity securities, if any, of such requesting Persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the registrable securities of the Legacy Holders exercising their rights to register the Legacy Holder Piggyback Shares; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (B), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2(a), pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A),(B) and (C), the Ordinary Shares A or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) through (C), the Ordinary Shares A or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons or entities other than those described in the foregoing clauses (B) and (C), which can be sold without exceeding the Maximum Number of Securities; and

(iii)if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1(d).

(c)Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1(e)) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1(e)), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2(c).

(d)Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1(e), any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1(c) hereof.

Section 2.3.Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade or Other Coordinated Offering), if requested by the managing Underwriters, each Holder that is an executive officer or director or Holder (i) in excess of five percent (5%) of the outstanding shares (and for which it is customary for such Holder to agree to a lock-up) or (ii) who is participating in the Underwritten Offering, agrees that it shall not Transfer any Ordinary Shares A or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the sixty (60)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

ARTICLE III

COMPANY PROCEDURES

Section 3.1.General Procedures. In connection with any Shelf or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall:

(a)prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or have ceased to be Registrable Securities;

(b)prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least one percent (1%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or have ceased to be Registrable Securities;

(c)prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such

Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”);

(d)prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e)cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

(f)provide a Transfer Agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(i)notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4;

(j)in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the following cases to the extent customary for a transaction of its type, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(k)obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel) in customary form and covering such matters of the type customarily covered by “cold comfort” letters for a transaction of its type as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

(l)in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

(m)in the event of any Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

(n)make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

(o)with respect to an Underwritten Offering pursuant to Section 2.1(c), use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(p)otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

Section 3.2.Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

Section 3.3.Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no Person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person or entity (i) agrees to sell such Person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.4.Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

(a)Upon receipt of written notice from the Company that: (i) a Registration Statement or Prospectus contains a Misstatement; (ii) any request by the Commission for any amendment or supplement to any Registration Statement or Prospectus or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement or Prospectus, such Registration Statement or Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each of the Holders shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement covering such Registrable Securities until (x) in the case of (i) or (ii), it has received copies of a supplemented or amended Prospectus (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed, or (y) in the case of (iii), until the restriction on the ability of “insiders” to transact in the Company’s securities is removed, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent Prospectus covering such Registrable Securities at the time of receipt of such notice.

(b)Subject to Section 3.4(d), if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (i) require the Company to make an Adverse Disclosure, (ii) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (iii) in the good faith judgment of the majority of the Board such Registration, be detrimental to the Company and the majority of the Board concludes as a result that it is advisable to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4(b), the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

(c)Subject to Section 3.4(d), (i) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (ii) if, pursuant to Section 2.1(c), Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1(c) or Section 2.3.

(d)The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4(b) or a registered offering pursuant to Section 3.4(c) shall be exercised by the Company, in the aggregate, for not more than sixty (60)

consecutive calendar days and not more than twice for not more than one hundred and twenty (120) total calendar days, during any twelve (12)-month period.

Section 3.5.Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or Section 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings upon written request; provided that any documents publicly filed or furnished with the Commission pursuant to the EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Ordinary Shares A held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV

INDEMNIFICATION AND CONTRIBUTION

Section 4.1.Indemnification.

(a)The Company agrees to indemnify, to the extent permitted by law, each Holder (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, advisers and agents and each Person who Controls each Holder (within the meaning of the Securities Act), to the extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing to the Company by or on behalf of the Holders expressly for use therein.

(b)In connection with any Registration Statement in which any Holder is participating, each such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (in relation to such Holder, the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each Person who Controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable and documented outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made)not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of a Holder expressly for use therein; provided, however, that the liability of the Holders shall be several and not joint with any selling stockholder named in the Registration Statement and shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such indemnification obligation.

(c)Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)The indemnification provided for under this Section 4.1 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or Controlling Person of such indemnified party and shall survive the Transfer of securities.

(e)If the indemnification provided under this Section 4.1 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of any Holder shall be limited to the net proceeds received by such Holder from the sale of Registrable

Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 4.1(a), Section 4.1(b) and Section 4.1(c) above, any legal or other fees, charges or reasonable and documented out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.1(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1(e). No Person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1(e) from any Person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V

MISCELLANEOUS

Section 5.1.Notices. Any notice or communication under this Agreement must be in writing and given by (a) recorded mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery, or (c) transmission by hand delivery, or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as follows:

If to the Company:

Lilium N.V.

c/o Lilium Aviation Inc.

2385 N.W. Executive Center Drive, Suite 300

Boca Raton, Florida 33431

Attn: Roger Franks

Email: roger.franks@lilum.com

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

Attn: Carl Marcellino

Email: carl.marcellino@ropesgray.com

If to Azul:

Azul Linhas Aéreas Brasileiras S.A,

Av. Marcos Penteado de Ulhôa Rodrigues, No. 939, 9th Floor,

Torre Jatobá, Condomínio Castelo Branco Office Park

Barueri, São Paulo, SP, 06460-040

Brazil

Attn: Alexandre Wagner Malfitani

Email: alex.malfitani@voeazul.com.br

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Attn: George Karafotias

Email: gkarafotias@shearman.com

If to any Holder other than Azul, notice shall be given at such Holder’s address, electronic mail address as set forth in the Company’s books and records, including as initially set forth in the relevant Joinder. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

Section 5.2.Assignment; No Third Party Beneficiaries.

(a)This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

(b)Subject to Section 5.2(d) and Section 5.2(e), this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s respective successors or Permitted Transferees to which it Transfers Registrable Securities.

(c)This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and each Permitted Transferee that executes a Joinder.

(d)This Agreement shall not confer any rights or benefits on any Persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2.

(e)No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the

Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement, including the joinder in the form of Exhibit A attached hereto). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

Section 5.3.Counterparts. This Agreement may be executed in multiple counterparts (including PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

Section 5.4.Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (B) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

Section 5.5.Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (d) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5.5.

Section 5.6.Arbitration. Each of the parties irrevocably and unconditionally agrees that any proceeding based upon, arising out of or related to this Agreement or any of the transactions contemplated hereby (each, a “Related Proceeding”) shall be finally settled by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce by three arbitrators. Any Related Proceeding shall be decided by a panel of three arbitrators seated in New York, New York. Each arbitrator must be (a) an attorney with significant experience in negotiating complex commercial transactions, or a judge seated on, or retired from, a U.S. federal court sitting in the Southern District of New York and (b) neutral and independent of each party. The parties agree, pursuant to Article 30(2)(b) of the Rules of Arbitration of the International Chamber of Commerce, that the Expedited Procedure Rules shall apply irrespective of the amount in dispute. The arbitrators may enter a default decision against any party who fails to participate in the arbitration proceedings with respect to any Related Proceeding. The language of the proceeding shall be English. The decision of the arbitrators on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The parties and the arbitrators will keep confidential, and will not disclose to any Person, except the parties’ respective representatives (who shall keep any such information confidential as provided in this sentence), or as may be required by applicable law or any order of a governmental entity of competent jurisdiction, the existence of any Related Proceeding under this Section 5.6, the referral of any such Related Proceeding to arbitration or the status or resolution thereof. The initiation of any Related Proceeding pursuant to this Section 5.6 will toll the applicable statute of limitations for the duration of any such Related Proceeding.

Section 5.7.Amendments and Modifications.

(a)Upon the written consent of (i) the Company, and (ii) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided that any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected.

(b)Notwithstanding Section 5.7(a), if (i) Azul or any of its affiliates acquire, through privately negotiated transactions between Azul or any of its affiliates and the Company, any Ordinary Shares A or other equity securities of the Company after the date of this Agreement (other than the Future Warrants covered hereby), and (ii) Azul and the Company agree in writing to include such securities as Registrable Securities within the terms of this Agreement, then the Company and Azul shall be entitled to amend this Agreement without the consent of any other Holder in order to make such amendment.

(c)No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company.

(d)No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

Section 5.8.Other Registration Rights. Other than the certain Holders and third-party investor stockholders who each have registration rights pursuant to (i) their respective subscription agreements entered into in connection with the Company’s business combination with Qell Acquisition Corp., and (ii) as provided in a warrant agreement, dated as of September 29, 2020, between the Company and Continental Stock Transfer & Trust Company and the Legacy Agreement, the Company represents and warrants as of the date of this Agreement that no Person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other Person or entity. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions, including the provisions with respect to registration rights set forth in the Warrant Agreement, and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

Section 5.9.Term. This Agreement shall terminate with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and ARTICLE IV shall survive any termination.

Section 5.10.Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

Section 5.11.Joinder. If any or all Registrable Securities are Transferred to one or more Permitted Transferees, any such Permitted Transferee shall be entitled to become party to this Agreement by executing a joinder to this Agreement in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery and subject to the terms of a Joinder by such Permitted Transferee, the Registrable Securities then owned by such Permitted Transferee shall be Registrable Securities to the extent provided herein and such Permitted Transferee shall be a Holder under this Agreement with respect to such Registrable Securities.

Section 5.12.Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 5.13.Entire Agreement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

Section 5.14.Adjustments. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Registrable Securities as so changed.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Lilium N.V.:

By:	/s/ Michael Andersen
Name: Michael Andersen
Title: Deputy CFO

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

AZUL LINHAS AÉREAS BRASILEIRAS S.A.

By:	/s/ Rene Santiago dos Santos
Name: Rene Santiago dos Santos
Title: Procurador

[Signature Page to Registration Rights Agreement]

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Registration Rights Agreement, dated as of March 8, 2022 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Lilium N.V., a Netherlands public limited liability company (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Ordinary Shares A shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the __________ day of __________, 20__.

Signature of Stockholder

Print Name of Stockholder

Address:

Agreed and Accepted as of
____________, 20__

Lilium N.V.

By:
Name:
Its:

[Signature Page to Registration Rights Agreement]